Exhibit 10.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is dated as of September 30, 2021 (the “Effective Date”), between Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), the Company has authorized the sale and issuance to certain investors of up to an aggregate of 1,000,000 shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share (each a “Share, and, collectively, the “Shares).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, Shares as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Base Prospectus” means the prospectus in the form in which it appears in the Registration Statement.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Share pursuant to Section 2.1.

“Closing Date” means the Trading Day on which the Agreement has been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived, but in no event later than the second Trading Day following the Effective Date.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Prospectus” means the final Final Prospectus relating to the offer and sale of the Shares complying with Rule 424(b) of the Securities Act that is delivered by the Company to the Purchaser immediately prior to execution this Agreement and filed with the Commission.

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(l).

“Knowledge” shall mean the actual knowledge of the Company’s executive officers after due and reasonable inquiry.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus filed with the Registration Statement, as supplemented by the Final Prospectus.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.

“Registration Statement” means the effective registration statement with Commission file No. 333-231429 which registers the sale of the Shares to the Purchaser.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subscription Amount” means the aggregate amount to be paid for Shares purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Time of Sale Disclosure Package” means the Base Prospectus, the Final Prospectus most recently filed with the Commission before the time of this Agreement, this Agreement, and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the Company and the Placement Agent have agreed in writing to treat as part of the Time of Sale Disclosure Package.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

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“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of One State Street Plaza, 30th Floor, New York, NY 10004-1561, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, on the Closing Date, the number of Shares set forth on the signature page hereto. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur virtually or at such location as the Company and the Placement Agent (as defined below) mutually agree. Prior to the Closing the Company shall cause the number of Shares set forth on the Purchaser’s signature page hereto (the “Purchased Shares”) to delivered to the Company’s brokerage account at Wellington Shield & Co., LLC. At the Closing, (a) the Company will cause the Purchased Shares to be delivered from the Company Account to the Purchaser on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”), and (b) the Purchaser will cause the aggregate purchase price for the Purchased Shares to be delivered to the Company Account, with both transactions set forth in (a) and (b) to be effected through “Delivery Versus Payment” settlement.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed and delivered by the Company;

(ii) the Final Prospectus (which shall be delivered immediately prior to the execution of this Agreement and may be delivered in accordance with Rule 172 under the Securities Act); and

(iii) the Purchased Shares, delivered as described in clause (a) of Section 2.1 above.

(b) Within two Business Days following the execution and delivery of this Agreement, the Purchaser shall cause to be delivered to the Company the Subscription Amount set forth on the signature page as described in clause (b) of Section 2.1 above.

(c) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company this Agreement duly executed by the Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

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(i) all obligations, covenants and agreements of the Purchaser under this Agreement required to be performed at or prior to the Closing Date shall have been performed; and

(ii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) all obligations, covenants and agreements of the Company under this Agreement required to be performed at or prior to the Closing Date shall have been performed;

(ii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(iv) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or materially limited, or minimum prices shall not have been established on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

2.4 No Escrow Agreement. The Company proposes to enter into subscription agreements in substantially the form of this Agreement (collectively with this Agreement, the “Subscription Agreements”) with certain other investors (collectively with the Purchaser, the “Purchasers”) and expects to complete sales of Shares to them. The Purchaser’s obligations are expressly not conditioned on the purchase by any or all of the other purchasers, if any, of the Shares that they have agreed to purchase from the Company, and no escrow agent or escrow account will be used by the Placement Agent or the Company in respect of the offer and sale of Shares hereby.

2.5 Placement Agent. The Purchaser acknowledges that the Company has agreed to pay Wellington Shield & Co., LLC (the “Placement Agent”) in respect of the sales of the Shares to the Purchaser.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the Effective Date, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus:

(a) The Company and each of its subsidiaries have been duly organized and each is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, the Company and each of its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or would likely result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

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(b) The Company has the power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(c) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (x) result in a breach or violation of any of the material terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (y) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, or (z) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws.

(d) All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain would not have a Material Adverse Effect.

(e) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all applicable securities laws, and free of preemptive, registration or similar rights.

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(f) Other than its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(g) Each of the Company and its subsidiaries has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Except as disclosed to Wellington in writing, each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary. The provisions for taxes payable, if any, shown on the consolidated financial statements filed with or as part of the Registration Statement are, to the Company’s Knowledge, sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to Wellington, (x) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (y) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(h) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (v) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, or as disclosed in its filings with the Commission, (w) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (x) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding Shares due to the issuance of Shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (y) there has not been any material change in the Company’s long-term or short-term debt, and (z) to the Company’s Knowledge, there has not been the occurrence of any Material Adverse Effect.

(i) There is not pending or, to the Knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any of the material property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which would result in a Material Adverse Effect.

(j) To the Company’s Knowledge, the Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them would not result in a Material Adverse Effect.

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(k) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that would not result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(l) To the Company’s Knowledge, the Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the Knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(m) To the Company’s Knowledge, the Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (v) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (w) except as discussed in its filings with the Commission, any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (x) except as disclosed in the Company’s filings with the Commission, the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (y) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (z) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance would not result in a Material Adverse Effect.

(n) Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, material employee, or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will use reasonable efforts to not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(o) The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(p) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is imminent that would result in a Material Adverse Effect.

(q) Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, bylaws or other equivalent organizational or governing documents, except where the violation would not result in a Material Adverse Effect.

(r) Neither the Company, its subsidiaries nor, to its Knowledge, any other party is in violation, breach or default of any Contract that would result in a Material Adverse Effect.

(s) No supplier, customer, distributor or sales agent of the Company has notified the Company in writing that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuance or decrease would not result in a Material Adverse Effect.

(t) Other than Wellington, no person has the right to act as a placement agent, underwriter or as a financial advisor in connection with the sale of the Shares contemplated hereby.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the Effective Date and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. The Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Certain Investment Representations. The Purchaser (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies and (ii) subject to Section 3.3, in connection with its decision to purchase the number of Shares set forth on the Purchaser’s signature page hereto, has received and is relying only upon the Base Prospectus, as supplemented by the Final Prospectus, and the documents incorporated by reference therein and additional information regarding the transactions contemplated by this Agreement, which may include price information whether transmitted through the Final Prospectus, orally or in any other form permitted by the Securities Act.

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(c) No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement, the Prospectus or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

(d) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser was first contacted by the Company or the Placement Agent, as applicable, regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than as permitted by the Non-Disclosure and Confidentiality Agreement between the Company and the Purchaser, the Purchaser has maintained the confidentiality of the existence and terms of this transaction.

3.3 Acknowledgement. The Company acknowledges and agrees that the representations contained in Section 3.2, including, without limitation, Section 3.2(b), shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Final Prospectus and Blue Sky. Immediately prior to execution of this Agreement, the Company shall have delivered, and as soon as practicable after execution of this Agreement the Company shall file, the Final Prospectus with respect to the Securities as required under, and in conformity with, the Securities Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Purchaser.

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4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity. The Company shall by 8:30 a.m. (New York City time) on the Effective Date, file a Current Report on Form 8-K disclosing the material terms of the transaction and including the Agreement as an exhibit thereto. From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents (including, without limitation, the Placement Agent) in connection with the transactions contemplated by the Agreement. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or any of its Affiliates, or include the name of the Purchaser or any of its Affiliates in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with the filing of the Agreement (including signature pages thereto) with the Commission, and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.4 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares solely for general working capital purposes as described in the Prospectus and Final Prospectus.

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4.5 Indemnification of Purchaser. Subject to the provisions of this Section 4.5, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any representation or warranty made by the Company in the Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in the Agreement, or (c) any action, suit or claim instituted against the Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company or other third party, in each case who is not an Affiliate of the Purchaser, resulting from or relating to any of the transactions contemplated by the Agreement (except to the extent, and only to the extent, such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Agreement, a breach of any agreements or understandings the Purchaser may have with any such stockholder or violations by the Purchaser of state or federal securities laws, or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity is required pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Purchaser Parties of all Purchasers;. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement. The Company shall not, without the prior written consent of the Purchaser Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Purchaser Party of a release from all liability in respect to such action or litigation, and such settlement shall not include any admission as to fault on the part of the Purchaser Party.

4.6 Reservation of Common Stock. As of the Effective Date, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.7 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and the Company shall promptly secure the listing of all of the Shares on such Trading Market (but in no event later than the Closing Date). The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

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4.8 Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced by the Company (it being understood and agreed that for all purposes of this Agreement, and without implication that the contrary would otherwise be true, transactions, purchases and sales shall not include the location and/or reservation of borrowable shares of Common Stock). The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced by the Company, (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced by the Company and (iii) the Purchaser shall have no duty of confidentiality to the Company or its Subsidiaries after the transactions contemplated by this Agreement are first publicly announced by the Company. Notwithstanding the foregoing, in the case the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no actual knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth herein to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

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5.2 Entire Agreement. This Agreement, the Prospectus and the Final Prospectus, contain the entire understanding of the parties solely with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, solely with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements the Purchaser has entered into with, or any instruments the Purchaser has received from, the Company or any of its subsidiaries prior to the date hereof with respect to any prior investment made by the Purchaser in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its subsidiaries, or any rights of or benefits to the Purchaser or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its subsidiaries and the Purchaser, or any instruments the Purchaser received from the Company and/or any of its subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. As a material inducement for the Purchaser to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by the Purchaser, any of its advisors or any of its representatives shall affect the Purchaser’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document, and (ii) nothing contained in the Registration Statement, the Prospectus or the Final Prospectus shall affect the Purchaser’s right to rely on, or modify, qualify or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd)Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchasers holding a majority of the Shares. Any provision of the Subscription Agreements may be amended and the provisions thereof waived by the Company and the Purchasers holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities as long as such Person agrees in writing prior to such transfer to be bound with respect to the transferred Securities as a Purchaser hereunder, in which event such assignee shall be deemed to be the Purchaser hereunder with respect to such assigned rights.

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5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Atlanta, Fulton County, Georgia. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Atlanta, Fulton County, Georgia, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then, in addition to the obligations of the Company under Section 4.5, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

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5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:
[signature]

Name:

Title:

Address for Notice:

8320 Dunwoody Place, Suite 250

Atlanta, Georgia 30350

Email: _____________________

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:
Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice of Purchaser:

DWAC for Shares

Subscription Amount:	________ Shares

Aggregate Purchase Price:	$

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

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